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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of September 4, 2001, by and between Stratagene Holding Corporation, a Delaware corporation ("Employer"), and Nicholas H. Roelofs ("Executive").

                                    RECITALS

                  Employer wishes to exclusively contract for the managerial and business skills possessed by Executive, and Executive desires to be employed by Employer upon the terms and subject to the conditions herein provided.

                              TERMS AND CONDITIONS

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                              EMPLOYMENT AND DUTIES

                  1.1 Position and Duties. Executive shall serve as Senior Vice President of Marketing and Asian Sales, with responsibility for (i) overseeing Employer's (and its affiliates) marketing and Asian sales functions and (ii) such other duties as Employer's Chief Executive Officer or Board of Directors may reasonably prescribe. Executive shall discharge his duties in a diligent and professional manner. Further, Executive acknowledges and agrees that Employer may at any time, or from time to time, modify the scope and/or nature of the responsibilities, duties or reporting relationships of Executive.

                  1.2 Outside Business Activities Precluded. During his employment, Executive shall devote his full energies, interest, abilities and productive time to the performance of this Agreement. Executive shall not, without the prior written consent of Employer, perform

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other services of any kind or engage in any other business activity other than for Employer (and its affiliated companies), with or without compensation. Executive shall not, without the prior written consent of Employer, engage or prepare to engage in any business activity adverse to Employer's interests. Employer shall not unreasonably withhold its consent where the requested outside activity does not detract from Executive's ability to devote his full energies, interest, abilities and productive time to the performance of this Agreement and does not adversely affect Employer's interests.

                                   ARTICLE II

                                  COMPENSATION

                  2.1 Salary. For Executive's services hereunder, Employer shall pay as base salary to Executive the amount of $225,000 per year during the Employment Term (as hereinafter defined), prorated for any year in which this Agreement is in effect for only a portion of the calendar year. Said base salary shall be payable in equal installments in conformity with Employer's normal payroll period. Executive's salary shall be reviewed by Employer from time to time at its discretion, and Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

                  2.2 Other Benefits. During the Employment Term, Executive shall be entitled to participate in and receive all other benefits of employment generally available to Employer's other executive management personnel, including, but not limited to, inclusion in Employer's retirement plan, medical plan, disability plan and other similar benefit plans, subject to and on a basis consistent with the terms, conditions and overall administration of such plans. Executive shall be entitled to three weeks of paid vacation each year, which will accrue and be paid out in conformity with Employer's normal vacation pay practices. Employer may, in its sole discretion,

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grant such additional benefits to Executive from time to time as Employer deems proper and desirable.

                  2.3 Stock Options. Employer shall provide Executive with stock options to purchase 75,000 shares of Employer's Common Stock at $6.00 per share vesting in five equal installments of 15,000 stock options per each full year of employment pursuant to a Non-Qualified Stock Option Agreement (the "Non-Qualified Stock Option Agreement") to be executed by Employer and Executive concurrently herewith in substantially the form attached hereto as Exhibit B.

                  2.4 Expenses. During the first year of the Employment Term, Executive shall have access to an expense account in the amount of $50,000, in accordance with the policies and procedures adopted from time to time by Employer, provided that Executive properly accounts for such business expenses in accordance with such policies and procedures.

                  2.5 Lock-up in Event of Initial Public Offering. Executive agrees that, during a period of 180 days from the date of an initial public offering of Employer's common stock, Executive will not, without the prior written consent of the underwriter(s) of the initial public offering, directly or indirectly, sell, offer to sell, grant any option or right for the sale of, or otherwise dispose of or transfer, any shares of employer's common stock.

                                   ARTICLE III

                               TERM OF EMPLOYMENT

                  3.1 At-Will Employment. Executive shall at all times be an "at-will employee" of Employer. The term of this Agreement shall commence on the date hereof and shall continue until terminated by either Employer or Executive pursuant to Sections 3.2 through 3.6 of this Agreement, respectively (the "Employment Term").

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                  3.2      Early Termination by Employer. Executive's employment
may be terminated at any time during the Employment Term by the Chief Executive Officer or Board of Directors of Employer, for any or no reason and without Cause (as hereinafter defined), upon delivery of written notice by Employer. Employer is not required to give Executive any advance notice of termination which, in the sole discretion of Employer, may be effective immediately upon delivery of written notice to Executive.

                  3.3 Early Termination by Executive. Executive may terminate his employment under this Agreement at any time by giving Employer written notice of his resignation thirty (30) days in advance; provided, however, the Chief Executive Officer or Board of Directors of Employer may determine upon receipt of such notice that the effective date of such resignation shall be immediate or some time prior to the expiration of the thirty-day (30) notice period.

                  3.4 Termination for Cause. Executive's employment may be terminated for Cause by the Chief Executive Officer or Board of Directors of Employer. For these purposes, termination for "Cause" shall mean termination because of Executive's (a) personal dishonesty or willful material misconduct,
(b) failure to perform his duties or obligations, including failure to meet deadlines or milestones, (c) committing embezzlement or a felony, or (d) material breach of this Agreement or Employer's standard Employee Invention and Proprietary Information Agreement.

                  3.5 Termination Due to Death or Disability. Executive's employment hereunder shall terminate immediately upon his death. In the event that by reason of injury, illness or other physical or mental impairment Executive shall be (a) completely unable to perform his services hereunder for more than one consecutive month or (b) unable to perform his

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services hereunder for 50% or more of the normal working day throughout two consecutive months, then Employer may terminate Executive's employment hereunder. Executive's beneficiaries, estate, heirs, representatives or assigns, as appropriate, shall be entitled to the proceeds, if any, due under any Employer-paid life insurance policy held by Executive, as determined by and in accordance with the terms of any such policy, as well as any vested benefits such as accrued vacation benefits and stock options.

                                   ARTICLE IV

                    BENEFITS AFTER TERMINATION OF EMPLOYMENT

                  4.1 Continuation. Upon termination of employment under this Agreement under Section 3.3 (Early Termination by Executive), Section 3.4 (Termination for Cause) or Section 3.5 (Termination Due to Death or Disability), all salary and benefits of Executive hereunder shall cease immediately. Executive's beneficiaries, estate, heirs, representatives or assigns, as appropriate, shall be entitled to the proceeds, if any, due under any Employer-paid life insurance policy held by Executive, as determined by and in accordance with the terms of any such policy, as well as any vested benefits such as accrued vacation benefits and stock options. Upon termination of employment under this Agreement under Section 3.2 (Early Termination by Employer) so long as Executive and Employer shall execute and deliver a mutual general release in a form mutually acceptable in connection therewith, Executive shall be entitled to receive payments in amounts equal to the continuation of Executive's base salary for six (6) months from the date of termination; provided, however, Employer's obligation to continue Executive's base salary amount shall cease when Executive accepts employment or becomes eligible for compensation (in the form of cash or securities), comparable to the base salary provided to Executive hereunder, from some other source in exchange for Executive's services. In no event,

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however, shall Employer's obligation to Executive under this Section 4.1 exceed an amount equal to Executive's base-salary for six (6) months minus any compensation payable to Executive from some other source in exchange for Executive's services during such six (6) month period. Except as expressly set forth above, all unvested stock options, if any, granted to Executive shall cease to vest and be exercisable upon any termination of this Agreement.

                  4.2 Rights Against Employer. The benefits payable under this Article IV are exclusive, and no amount shall become payable to any person (including Executive) by reason of termination of employment for any reason, with or without Cause, except as provided in this Article IV and as described in
Section 3.5 (Termination Due to Death or Disability). Employer shall not be obligated to segregate any of its assets or procure any investment in order to fund the benefits payable under this Article IV.

                                    ARTICLE V

               CONFIDENTIAL INFORMATION AND CONFLICTS OF INTEREST

                  5.1 Employee Invention and Proprietary Information Agreement. Employer and Executive shall execute concurrently herewith an Employee Invention and Proprietary Information Agreement in substantially the form attached hereto as Exhibit A.

                  5.2 Conflicts of Interest. Executive, while employed or receiving severance payments hereunder, shall not take any action without Employer's prior written consent to establish, form or become employed by another business, other than interviewing with a prospective employer on Executive's own time. Should Executive violate this provision, then in addition to all other remedies Employer may have, Employer shall be entitled to reimbursement from Executive for any benefits or compensation paid to Executive under this Agreement on and after the date that Executive first breached this provision.

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                  5.3      General Responsibilities. Executive will be subject
to Employee's general employment policies and procedures which are described from time to time in Employer's employee handbook which has been made available to Executive. Employer may change or terminate the availability of any of the benefits or responsibilities contained in such employee manual at any time or from time to time in its sole discretion.

                                   ARTICLE VI

                               GENERAL PROVISIONS

                  6.1 Entire Agreement. This Agreement, the Employee Invention and Proprietary Information Agreement, and the Non-Qualified Stock Option Agreement contain the entire understanding and sole and entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements, negotiations and discussions between the parties hereto with respect to the subject matter covered hereby. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but rather only by an agreement in writing signed by Executive and the Chief Executive Officer of Employer which specifically states the intent of the parties to amend this Agreement.

                  6.2 Assignment and Binding Effect. Neither this Agreement nor the rights or obligations hereunder shall be assignable by Executive. Employer may assign this Agreement to any successor of Employer, and upon such assignment any such successor shall be deemed substituted for Employer upon the terms and subject to the conditions hereof.

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                  6.3      Dispute Resolution. Any controversy or claim arising
out of or relating to this Agreement, or the breach thereof, that cannot be resolved between the parties in a timely manner shall be resolved through final and binding arbitration in San Diego, California in accordance with the then-existing commercial arbitration rules (the "Rules") of the American Arbitration Association ("AAA"), and judgement upon the award rendered by the arbitrators may be entered in any court having competent jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of the State of California, regardless of its or any other jurisdiction's choice of law principles. Notwithstanding the above, nothing herein shall require Employer to arbitrate any claim involving alleged breaches by Executive of his duties to maintain the confidentiality of Employer's confidential or proprietary information, including trade secrets, or to disclose and assign inventions to Employer. Such claims may be the subject of a court action seeking legal or equitable relief.

                  6.4 No Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or be construed as a further or continuing waiver of any such term, provision or condition, or as a waiver of any other term, provision or condition of this Agreement.

                  6.5 Governing Law; Rules of Construction. This Agreement has been negotiated and executed in, and shall be governed by and construed in accordance with the laws of, the State of California. Captions of the several Articles and Sections of this Agreement are for convenience of reference only, and shall not be considered or referred to in resolving questions of interpretation with respect to this Agreement.

                  6.6 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, or

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when deposited in the United States mail, postage pre-paid, addressed to
Employer or Executive at his last-known address. Each party may change its address by written notice in accordance with this Section.

                  Address for Employer:

                           Stratagene Holding Corporation
                           11011 North Torrey Pines Road
                           La Jolla, California  92037
                           Attention: Joseph A. Sorge, M.D.

                  Address for Executive:

                           Nicolas H. Roelofs, Ph.D.
                           [Intentionally Omitted]
                           [Intentionally Omitted]

                  6.7 Severability. The provisions of this Agreement are severable. If any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions or enforceable parts hereof shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

                  6.8 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF, this Agreement has been executed and
delivered by the parties hereto as of the date first above written.

                                      EMPLOYER:

                                      STRATAGENE HOLDING CORPORATION.

                                      By:        /s/ JOSEPH A SORGE, M.D.
                                          --------------------------------------
                                      Name:  Joseph A. Sorge, M.D.
                                      Title: Chief Executive Officer

                                      EXECUTIVE:

                                             /s/ NICOLAS H. ROELOFS, PH.D.
                                      ------------------------------------------
                                               Nicolas H. Roelofs, Ph.D.

                                      Address: [Intentionally Omitted]
                                               [Intentionally Omitted]

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                                    EXHIBIT A

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                                    EXHIBIT B

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